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Exhibit 4

FEE RULE FORM 13-502F1

ANNUAL PARTICIPATION FEE FOR REPORTING ISSUERS

Reporting Issuer Name:	Aber Diamond Corporation
Financial Year Ending, used in calculating the participation fee:	January 31, 2004

Class 1 Reporting Issuers (Canadian Issuers—Listed in Canada and/or the U.S.)

Market value of equity securities:
Total number of common shares outstanding at the end of the issuer's most recent financial year (TSX:ABZ)		55,933,232
Simple average of the closing price of that class or series as of the last trading day of each of the months of the financial year (under paragraph 2.5(a)(ii)(A) or (B) of the Rule) ×		$35.64

Market value of class or series =	(A)	$1,993,460,388
Market value of corporate debt or preferred shares of Reporting Issuer or Subsidiary Entity referred to in Paragraph 2.5(b)(ii):	(B)	NONE

Total Capitalization (add market value of all classes and series of equity securities and market value of debt and preferred shares) (A) + (B) =		$1,993,460,388
Total fee payable in accordance with Appendix A of the Rule		$50,000

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  Exhibit 4